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                                                                   EXHIBIT 10.23

                              ALTRA HOLDINGS, INC.

                           2004 EQUITY INCENTIVE PLAN

                 AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

      THIS AMENDMENT (this "Amendment"), dated as of         , 2006, to that
certain Restricted Stock Award Agreement, dated as of               , (the
"Agreement"), by and between Altra Holdings, Inc., a Delaware corporation (the
"Company"), and                (the "Participant"). Capitalized terms not
defined herein shall have the meanings assigned to such terms in the Agreement.

                                  WITNESSETH:

      WHEREAS, on          , the Board of Directors of the Company determined it
to be desirable and in the best interests of the Company (and authorized the Company) to amend certain terms of the Agreement, with the consent of the Participant.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      1. Amendment to Section 1. The definition of "Qualified Public Offering" in Section 1 of the Agreement is hereby amended and restated as follows:

      "Qualified Public Offering" means any underwritten initial Public
Offering.

      2. Amendment to Section 3. Section 3 of the Agreement is hereby amended and restated as follows:

3. Forfeiture Restriction.

            (a) Subject to the provisions of Sections 3(b) and 3(d) below, if the Participant ceases to be an Employee, director or consultant of the Company and each Subsidiary for any or no reason, all of the Unreleased Shares shall thereupon be forfeited immediately and without any further action by the Company (the "Forfeiture Restriction"). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by the Participant.

            (b) Provided that the Participant continues to be an employee, director or consultant of the Company or a Subsidiary on such date, the Shares shall be released from the Forfeiture Restriction as follows:

           Release Date                Percentage of Shares Released From Forfeiture Restriction
-----------------------------------    ---------------------------------------------------------
First anniversary of Issuance Date                                20%
Second anniversary of Issuance Date                               40%
Third anniversary of Issuance Date                                60%
Fourth anniversary of Issuance Date                               80%
Fifth anniversary of Issuance Date                               100%

            (c) Notwithstanding anything to the contrary in this Agreement, no Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts,

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contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

            (d) In the event that the Participant's employment is terminated by the Company at any time after a Qualified Public Offering (i) the Participant shall forfeit any Unreleased Shares issued to the Participant under this Agreement and such Shares shall be cancelled automatically and with no further action by the Company if the Participant's employment is terminated for Cause or the Participant resigns without Good Reason (as defined in Participant's Employment Agreement); and (ii) all of the Unreleased Shares issued to the Participant under this Agreement shall automatically be released and become fully vested with no further action by the Company if the Participant's employment is terminated for any reason other than Cause or Good Reason (as defined in the Participant's Employment Agreement) or the Participant's death or disability.

      3. Continuing Effect. The Agreement, as amended hereby, shall be and remain in full force and effect.

      4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Signature pages delivered by facsimile shall be binding to the same extent as an original.

                                    * * * *

                                       2
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            IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

ALTRA HOLDINGS, INC.                        PARTICIPANT


By: ____________________________            ___________________________
Name:                                       [Name]
Title: